CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of First Investors Life Series Funds (File Nos. 002-98409 and 811-04325) and to the use of our report dated February 24, 2012 relating to the December 31, 2011 financial statements and financial highlights of the ten funds comprising First Investors Life Series Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 26, 2012